EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159159, 333-183488 and 333-198674 on Form S-8 and Registration Statement Nos. 333-198675 and 333-215672 on Form S-3 of our report dated March 21, 2017, relating to the consolidated financial statements of Imprimis Pharmaceuticals, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Imprimis Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 21, 2017